UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

RECURSION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 S Rio Grande Street

Salt Lake City, UT 84101

(Address of principal executive offices) (Zip code)

(385) 269 - 0203

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 10, 2025, Recursion Pharmaceuticals, Inc. (“Recursion” or the “Company”), announced a reduction in personnel and infrastructure aligned with the Company’s previously announced streamlined operating strategy and post-integration employee transitions. Based on its revised expense profile and business plan, the Company now expects its projected cash runway to extend into the fourth quarter of 2027.

These changes are expected to result in a workforce reduction of approximately 20%. The Company estimates that it will incur approximately $11 million in charges in connection with the workforce reduction, consisting of severance payments, employee benefits, and related costs, substantially all of which the Company expects to incur in the year ending December 31, 2025. The Company now expects its cash burn excluding partnership inflows or one-time severance costs to be less than $450 million in 2025 and less than $390 million in 2026. The Company has the potential to receive over $100 million in cash inflows from progress-based milestone payments from partners by the end of 2026.

The Company expects cash, cash equivalents and restricted cash for the quarter ending June 30, 2025 to be above $500 million compared to $509 million as of the quarter ending March 31, 2025. This estimate is based on impacts from streamlining of operations, receipt of a one-time $28 million R&D tax credit, partnership inflows and utilization of the Company’s at-the-market offering program, offset by one-time severance payments

Forward-Looking Statements

This document contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding the number of employees included in Recursion’s workforce reduction, Recursion’s cash position and cash runway, cash burn in 2025 and 2026, severance costs, the amount of partnership inflows from progress-based milestone payments by the end of 2026, receipt of tax credits, and utilization of Recursion’s at-the-market offering program, and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including our ability to obtain financing for development activities and other corporate purposes; the success of our collaboration activities; our ability to attract, motivate, and retain key employees and manage our growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.

Non-GAAP Financial Measures

To supplement the Company’s financial statements prepared in accordance with U. S. GAAP, the Company monitors and considers cash burn, which is a non-GAAP financial measure. The Company defines cash burn as the net cash used in operating activities, excluding non-ordinary course transaction costs, plus partnership cash inflows and purchases of property and equipment. This non-GAAP financial measure is not based on any standardized methodology prescribed by U.S. GAAP and is not necessarily comparable to similarly-titled measures presented by other companies. The Company believes cash burn to be a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business, including purchases of property and equipment. A limitation of using this non-U.S. GAAP measure is that cash burn does not represent the total change in cash and cash equivalents for the period because it excludes cash provided by or used for other investing and financing activities. In addition, it is important to note that other companies, including companies in Recursion’s industry, may not use cash burn, may calculate cash burn in a different manner than Recursion does or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of cash burn as a comparative measure. Because of these limitations, cash burn should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. With respect to the expected cash burn for 2025, certain items that affect the calculation of the GAAP financial measure for net cash used by operating activities are not available on a forward-looking basis because such items cannot be reasonably calculated without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from cash burn. Consequently, the Company is unable to provide a reconciliation of net cash used in operating activities to cash burn for the Company’s 2025 cash burn guidance.

Item 7.01.	Regulation FD Disclosure.

On June 10, 2025, the Company released an updated corporate presentation to the investor section of the Company’s website. A copy of the presentation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information furnished pursuant to 7.01 (including Exhibit1 99.1) on this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Company presentation dated June 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 10, 2025.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer